ISRAELOW, LIPTON, GILLIO, MEYEROWITZ & MELTZER
                            Accountants - Auditors
                              2444 Morris Avenue
                         UNION, NEW JERSEY 07083-5711

November 16, 1996

United States
Securities and Exchange Commission                   Re: Holobeam, Inc.
Washington, DC 20549                                     Form 8-K

Gentlemen:

We have reviewed form 8-K for Holobeam, Inc. dated November 13,
1996.

We are in agreement with item 4. Changes in the Registrant's
Certifying Accountants as it relates to our firm.


For the firm


Saul S. Meyerowitz